Exhibit 99.1

NEWS RELEASE
October 19, 2020 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                       (301) 429-4638
Washington, DC
Urban One, Inc. Announces Results of Early Participation in Exchange Offer and Consent Solicitation

Washington, DC: - Urban One, Inc. (“Urban One” or the “Company”) (NASDAQ: UONEK and UONE) today announced that eligible holders of its 7.375% Senior Secured Notes due 2022 (CUSIP No. 75040PAS7 and U74935AF1, ISINs US75040PAS74 and USU74935AF19) (the “Existing Notes”) had validly tendered (and not validly withdrawn) $347.0 million aggregate principal amount, representing 99.15% of the outstanding principal amount, of the Existing Notes. The results are based on (i) early tenders in the private offer to exchange (the “Exchange Offer”) any and all Existing Notes held by eligible holders for new 8.75% Senior Secured Notes due 2022 to be issued by the Company (the “New Notes”) and (ii) early delivery of consents in the related consent solicitations (each, a “Consent Solicitation” and together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Existing Notes (the “Existing Notes Indenture”), that would eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Notes Indenture, and to enter into a new intercreditor agreement among the Company, the trustee for the New Notes, the trustee for the Existing Notes, the collateral agent for the New Notes and the collateral agent for the Existing Notes (collectively, the “Proposed Amendments”).
The Proposed Amendments will become operative only upon the execution of the supplemental indenture to the Existing Notes Indenture and settlement of the Exchange Offer and Consent Solicitation. The settlement date is expected to occur on November 3, 2020 (the “Settlement Date”), which is promptly after the Expiration Date (as defined below).
As of 5:00 p.m., New York City time, on October 16, 2020 (the “Early Tender Date”), the principal amounts of Existing Notes set forth in the table below were validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date, eligible holders will be eligible to receive an early participation payment of $10.00 in cash (the “Early Tender Payment”). For each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn after the Early Tender Date, eligible holders will be eligible to receive a participation payment of $5.00 in cash (the “Late Tender Payment”).The Early Tender Payment will be paid on the Settlement Date for the Exchange Offer to the noteholder of record on the Early Tender Date, even if such noteholder is no longer the noteholder of record of such Existing Notes on the Settlement Date. In addition, for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn prior to the Expiration Date, eligible holders will be eligible to receive $1,000 principal amount of the New Notes (the “Exchange Consideration”). The total consideration consists of (a) the Exchange Consideration plus (b) the Early Tender Payment or the Late Tender Payment, as applicable, (collectively, the “Total Consideration”). Eligible holders who validly tender (and do not validly withdraw) their Existing Notes will also receive accrued and unpaid interest in cash on their Existing Notes accepted for exchange to, but not including, the Settlement Date for the Exchange Offer.
After the Early Tender Date, tendered Existing Notes may be withdrawn. However, to be eligible to receive the Early Tender Payment component of the Total Consideration, such tendered Existing Notes must not be withdrawn. Any holder who withdraws Existing Notes and subsequently tenders (and does not validly withdraw) such Existing Notes at or prior to the Expiration Date would be entitled to the Late Tender Payment and Exchange Consideration components of the Total Consideration only.
Existing Notes Tendered at Early Tender Date

Title of Series of Notes	CUSIP /ISIN No.	Issuer	Principal Amount Outstanding	Principal Amount	Percentage
7.375% Senior Notes due 2022	75040P AS7/US75040PAS74 U74935 AF1/USU74935AF19	Urban One, Inc.	$350,000,000	$347,016,000	99.15%
The Exchange Offer and Consent Solicitation is being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated October 2, 2020 (the “Offering Memorandum”), and is conditioned among other things, upon the receipt of Consents from eligible holders representing at least 90% of the outstanding aggregate principal amount of Existing Notes and the satisfaction or waiver of other conditions set forth in the Offering Memorandum.
The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on October 30, 2020 (as the same may be extended, the “Expiration Date”), unless terminated. The Expiration Date may be extended one or more times.

Available Documents and Other Details

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Exchange Offer is being made only pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as was permitted under applicable law and is for informational purposes only.
Only noteholders who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A, institutional accredited investors, as defined in SEC Rule 501(a)(1), (2), (3) and (7), or a non-U.S. person under Regulation S who is a “non-U.S. qualified offeree” (as defined in the eligibility form) for purposes of applicable securities laws are eligible to participate in the Exchange Offer and Consent Solicitation. Non-U.S. persons may also be subject to additional eligibility criteria. Only holders of Existing Notes who certify that they satisfy one of the foregoing conditions are eligible to participate in the Exchange Offer. Persons who are not eligible holders may not receive and review the Offering Memorandum nor may they participate in the Exchange Offer.
The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase the New Notes nor a solicitation of any consents in the Consent Solicitation. The Exchange Offer and Consent Solicitation are only being made pursuant to the Offering Memorandum, and this press release is qualified by reference to, the Offering Memorandum. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.
Noteholders who desire to complete an eligibility form should either visit the website for this purpose at www.dfking.com/urbanone or request instructions by sending an e-mail to urban1@dfking.com or calling D.F. King & Co., Inc., the information agent for the Exchange Offer and Consent Solicitation, at 866-530-8623 or toll at (212) 269-5550.

About Urban One

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of June 2020, Urban One currently owns and/or operates 61 broadcast stations (including all HD stations, translator stations and the low power television stations we operate) branded under the tradename “Radio One” in 14 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Forward-Looking Statements
Forward-looking statements in this press release regarding the Exchange Offer and Consent Solicitation and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).